EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 16, 2011

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2007 – Dec 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	0.5%	-12.4%	-12.4%	-6.0%	2.3%	4.2%	2.3%	12.5%	-17.4%	0.2	0.3
B**	0.8%	0.5%	-13.0%	-13.0%	-6.6%	1.6%	N/A	1.6%	12.5%	-19.0%	0.2	0.2
Legacy 1***	0.8%	0.6%	-10.5%	-10.5%	N/A	N/A	N/A	-3.1%	11.1%	-14.2%	-0.2	-0.4
Legacy 2***	0.8%	0.6%	-11.0%	-11.0%	N/A	N/A	N/A	-3.5%	11.1%	-14.5%	-0.3	-0.4
Global 1***	0.7%	0.6%	-10.7%	-10.7%	N/A	N/A	N/A	-4.6%	10.4%	-14.1%	-0.4	-0.6
Global 2***	0.7%	0.5%	-11.0%	-11.0%	N/A	N/A	N/A	-4.9%	10.3%	-14.8%	-0.4	-0.6
Global 3***	0.7%	0.5%	-12.5%	-12.5%	N/A	N/A	N/A	-6.7%	10.3%	-18.7%	-0.6	-0.8

S&P 500 Total Return Index****	-2.8%	-2.1%	-1.0%	-1.0%	12.9%	-0.9%	2.6%	-0.9%	18.9%	-50.9%	0.0	-0.1
Barclays Capital U.S. Long Gov Index****	3.9%	3.5%	29.7%	29.7%	7.6%	10.9%	9.0%	10.9%	12.6%	-12.3%	0.9	1.6

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	39%					34%
Energy	10%	Short	Natural Gas	5.1%	Short	8%	Short	Natural Gas	4.8%	Short
			Crude Oil	2.1%	Long			Crude Oil	1.7%	Long
Grains/Foods	17%	Short	Cotton	2.5%	Short	15%	Short	Cotton	2.0%	Short
			Sugar	2.0%	Short			Sugar	1.8%	Short
Metals	12%	Short	Aluminum	3.3%	Short	11%	Short	Copper	3.0%	Short
			Copper	3.0%	Short			Aluminum	3.0%	Short
FINANCIALS	61%					66%
Currencies	25%	Long $	Euro	4.6%	Short	25%	Long $	Euro	5.2%	Short
			Swiss Franc	1.8%	Short			Swiss Franc	1.8%	Short
Equities	8%	Long	Dax Index	2.2%	Short	11%	Long	Dax Index	2.8%	Short
			Hang Seng	1.0%	Short			S&P 500	1.6%	Long
Fixed Income	28%	Long	Bunds	5.8%	Long	30%	Long	Bunds	6.9%	Long
			U.S. 10-Year Treasury Notes	5.0%	Long			U.S. 10-Year Treasury Notes	5.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 6% last week following the release of government reports showing an unexpected increase in U.S. inventories.  Fears the unstable financial environment in Europe would hinder future industrial demand also put pressure on crude oil prices.  Natural gas prices fell, reaching 27-month lows, as forecasts for warmer weather in the U.S. weighed on demand.

Grains/Foods
Soybean markets rallied in excess of 2% due to supply concerns fostered by adverse weather conditions in key South American farming regions.  In the foods markets, coffee prices fell in response to data showing strong Vietnamese and Brazilian production and heavy selling from commodity funds attempting to reduce portfolio risk prior to year-end.  Lean hogs prices also declined as lower Chinese export data weakened demand forecasts.

Metals
Base metals market predominantly declined following the U.S. Federal Reserve’s decision to not take further action to help stimulate the economy.  Precious metals also declined sharply, driven lower by a steep rally in the U.S. dollar.

Currencies
The euro fell versus the U.S. dollar as European regulators made little progress in formulating a new plan for aiding the ailing Eurozone financial system.  Liquidations in the Swiss franc prompted by uncertainty ahead of last week’s Swiss National Bank meeting drove the franc steadily lower against counterparts.  In Asia, the Japanese yen experienced losses due to reports showing a decline in Japanese consumer confidence.

Equities
Ongoing concerns regarding the Eurozone financial systems played a major role in driving global equity markets lower.  Investors liquidated equity positions to reduce risk exposures as European regulators failed to produce a new plan to help prevent further economic downturn in the region.  Inaction by the U.S. Federal Reserve to take further steps to bolster the economy furthered declines.

Fixed Income
U.S. Treasury markets registered profits as global equity weakness and Eurozone debt fears spurred demand for safe-haven instruments.  Bund prices also rallied sharply due to increased demand stemming from poor results from a recent Italian debt auction.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.